Exhibit 99.1

NETSOL Technologies Reports Fiscal Fourth Quarter and Year End 2023 Financial Results

●	Recurring Revenue (Subscription and Support) of $6.8 Million; $6.9 Million on a Constant Currency Basis; $26 Million in Annual Recurring Revenue (Subscription and Support) Exceeded Fiscal 2023 Target of $25 Million

●	Net Revenue for the Quarter was $13.8 Million; $14.0 Million on a Constant Currency Basis

●	Services Revenues for the Quarter were $7.0 million; $7.1 Million on a Constant Currency Basis

●	Continued Progress Advancing Core Growth Initiatives

●	Company Targeting Revenue of $61 Million to $63 Million in Fiscal 2024; Expected increase of 16% to 20% compared to Fiscal 2023 revenue of $52.4 Million

Encino, Calif., September 22, 2023 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal fourth quarter and year ended June 30, 2023.

Fiscal Fourth Quarter 2023 Operational Highlights

●	Launched the Hubex API Library, the second product offering from the Company’s AppexNow marketplace, allowing customers to standardize all API integration procedures across multiple API services through a single integration
●	Implemented and went live with NFS Ascent for a Swedish bank operating across the Nordic and European regions, to support the bank’s lending business via the Cloud
●	Appointed Darryll Lewis as Managing Director of NETSOL Technologies Europe to drive business growth and innovation in this market; Hired two key sales personnel to promote expansion in the United States
●	Received numerous designations and accreditations establishing NETSOL as a premier Amazon Web Services partner committed to designing, building, and maintaining secure, reliable, and efficient cloud architectures

Fiscal Fourth Quarter 2023 Financial Results

Total net revenues for the fourth quarter of fiscal 2023 were $13.8 million, compared with $13.5 million in the prior year period. On a constant currency basis, total net revenues were $14.0 million.

●	Total subscription (SaaS and Cloud) and support revenues were $6.8 million compared with $6.1 million in the prior year period. Total subscription and support revenues on a constant currency basis were $6.9 million.
●	Total services revenues were $7.0 million compared with $6.5 million in the prior year period. Total services revenues on a constant currency basis were $7.1 million.

Gross profit for the fourth quarter of fiscal 2023 was $4.8 million (or 35.0% of net revenues), consistent with $4.8 million (or 35.6% of net revenues) in the fourth quarter of fiscal 2022. On a constant currency basis, gross profit for the fourth quarter of fiscal 2023 was $2.4 million (or 17.1% of net revenues as measured on a constant currency basis).

Operating expenses for the fourth quarter of fiscal 2023 were $7.7 million (or 56.0% of sales) compared to $6.4 million (or 47.0% of sales) for the fourth quarter of fiscal 2022. On a constant currency basis, operating expenses for the fourth quarter of fiscal 2023 increased to $9.0 million (or 63.9% of sales on a constant currency basis).

GAAP net loss attributable to NETSOL for the fourth quarter of fiscal 2023 totaled $(5.1 million) or $(0.45) per diluted share, compared with GAAP net loss of $(2.2 million) or $(0.19) per diluted share in the fourth quarter of fiscal 2022. On a constant currency basis, GAAP net loss attributable to NETSOL for the fourth quarter of fiscal 2023 totaled $(7.8 million) or $(0.69) per diluted share. Included in GAAP net loss attributable to NETSOL was a loss of $(610,000) on foreign exchange currency in the fourth quarter, compared to a gain of approximately $1.6 million in the prior year period. On a constant currency basis, NETSOL realized a loss of $(1.2 million) on foreign currency transactions.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2023 was a loss of $(4.2 million) or $(0.37) per diluted share, compared with non-GAAP adjusted EBITDA loss of $(1.4 million) or $(0.12) per diluted share in the fourth quarter of fiscal 2022 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Fiscal Full Year 2023 Financial Results

Total net revenues for the full year ended June 30, 2023, were $52.4 million, compared to $57.3 million in the prior year period. On a constant currency basis, total net revenues were $54.7 million.

●	Total subscription (SaaS and Cloud) and support revenues for the full year 2023 were $26.0 million compared with $28.3 million in the prior year period. Total subscription and support revenues on a constant currency basis were $26.7 million. The decrease in the full year total subscription and support revenue is related to a one-time catch-up in support revenue of approximately $3.5 million in fiscal year 2022.
●	Total services revenues for the full year 2023 were $24.1 million compared with $24.4 million in the prior year period. Total services revenues on a constant currency basis were $25.6 million. The increase in services revenues on a constant currency basis is primarily due to the increase in change requests, enhancements, and reimbursable costs.

Gross profit for the full year 2023 was $16.9 million (or 32.3% of net revenues), compared with $23.7 million (or 41.5% of net revenues) in full year 2022. On a constant currency basis, gross profit for the full year 2023 was $9.2 million (or 16.8% of net revenues as measured on a constant currency basis).

Operating expenses for the full year 2023 were $25.7 million (or 49.0% of sales) compared to $24.8 million (or 43.3% of sales) for full year 2022. On a constant currency basis, operating expenses for the full year 2023 were $30.4 million (or 55.7% of sales on a constant currency basis).

GAAP net loss attributable to NETSOL for the full year ended June 30, 2023 totaled $(5.2 million) or $(0.46) per diluted share, compared with GAAP net loss of $(851,000) or $(0.08) per diluted share for the full year ended June 30, 2022. On a constant currency basis, GAAP net loss attributable to NETSOL for the full year 2023 totaled $(12.3 million) or $(1.09) per diluted share. Included in GAAP net loss attributable to NETSOL was a gain of $6.7 million on foreign exchange currency, compared to a gain of approximately $4.3 million in the prior year period. On a constant currency basis, NETSOL realized a gain of $9.4 million on foreign currency transactions for the full year 2023.

Non-GAAP adjusted EBITDA for the full year 2023 was a loss of $(2.3 million) or $(0.20) per diluted share, compared with non-GAAP adjusted EBITDA of $1.8 million or $0.16 per diluted share in the full year 2022 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At June 30, 2023, cash and cash equivalents were $15.5 million. Total NETSOL stockholders’ equity at June 30, 2023 was $36.8 million, or $3.24 per share.

Management Commentary

NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri stated, “From a financial perspective, our fourth quarter results fell short of our goals and expectations. However, this past quarter and full fiscal year was characterized by progress advancing our three core growth drivers that we believe will give current and prospective shareholders reason to be optimistic about what’s on the horizon for NETSOL. We continue to drive our transition to SaaS-based, recurring revenue and we’re seeing positive sequential and year-over-year growth, highlighted by our full-year subscription and support revenues exceeding our stated target of $25 million. As we seek interest from existing customers in converting to SaaS pricing and with new clients purchasing SaaS and cloud-based solutions, we expect our subscription and support revenues to be positioned for continued growth.

“Our ongoing transition to SaaS based pricing has also allowed us to implement significant cost reduction strategies across our business including the reduction of our head count by what we expect to be approximately 300 after a period of severance required by local laws that extend into the first and second quarters of fiscal 2024. As we continue to drive these initiatives, we expect to be able to better allocate capital to the growing, higher margin part of our business to drive profitability. Additionally, we continue to make strides on our expansion strategy into the North American markets. As previously mentioned, we have established a facility in Austin, Texas to support our United States operations, and we’re taking the time to staff it with the most qualified individuals to efficiently grow our business in this region.

“Our established markets throughout the Asia-Pacific region and Europe remain strong, and our pipeline continues to be active with several potential licensing deals in the works. We believe that we have the pieces in place to generate long-term growth for our business, and given our healthy pipeline, we are targeting $61 million to $63 million in revenue for the full fiscal year 2024, or 16% to 20% revenue growth. We are not satisfied with our current results, but we have a strategy in place that we are focusing our time, energy, and patience on executing, and we believe that this will yield long-term, sustainable growth and positive results for NETSOL.”

Conference Call

NETSOL Technologies management will hold a conference call today (September 22, 2023) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time or use this link for telephone access to the call via your web browser. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 818-222-9195.

The conference call will be broadcasted live and available for replay here and via the Company Information section of NETSOL’s website.

A telephone replay of the conference call will be available approximately three hours after the call concludes through Friday, October 6, 2023.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13741014

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

IMS Investor Relations

netsol@imsinvestorrelations.com

+1 203-972-9200

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$15,533,254	$23,963,797
Accounts receivable, net of allowance of $420,354 and $166,231	11,714,422	8,669,202
Revenues in excess of billings, net of allowance of $1,380,141 and $136,976	12,377,677	14,571,776
Other current assets	1,978,514	2,223,361
Total current assets	41,603,867	49,428,136
Revenues in excess of billings, net - long term	-	853,601
Property and equipment, net	6,161,186	9,382,624
Right of use assets - operating leases	1,151,575	969,163
Long term investment	25,396	1,059,368
Other assets	6,931	25,546
Intangible assets, net	127,931	1,587,670
Goodwill	9,302,524	9,302,524
Total assets	$58,379,410	$72,608,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,552,181	$6,813,541
Current portion of loans and obligations under finance leases	5,779,510	8,567,145
Current portion of operating lease obligations	505,237	548,678
Unearned revenue	7,932,306	4,901,562
Total current liabilities	20,769,234	20,830,926
Loans and obligations under finance leases; less current maturities	176,229	476,223
Operating lease obligations; less current maturities	652,194	447,260
Total liabilities	21,597,657	21,754,409

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,284,887 shares issued and 11,345,856 outstanding as of June 30, 2023 12,196,570 shares issued and 11,257,539 outstanding as of June 30, 2022	122,850	121,966
Additional paid-in-capital	128,476,048	128,218,247
Treasury stock (at cost, 939,031 shares as of June 30, 2023 and June 30, 2022)	(3,920,856)	(3,920,856)
Accumulated deficit	(44,896,186)	(39,652,438)
Other comprehensive loss	(45,975,156)	(39,363,085)
Total NetSol stockholders’ equity	33,806,700	45,403,834
Non-controlling interest	2,975,053	5,450,389
Total stockholders’ equity	36,781,753	50,854,223
Total liabilities and stockholders’ equity	$58,379,410	$72,608,632

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Years
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
Net Revenues:
License fees	$20,735	$952,386	$2,269,564	$4,539,260
Subscription and support	6,805,076	6,124,961	25,980,661	28,284,759
Services	6,964,538	6,467,083	24,142,990	24,423,960
Total net revenues	13,790,349	13,544,430	52,393,215	57,247,979

Cost of revenues	8,974,275	8,727,436	35,477,652	33,510,805
Gross profit	4,816,074	4,816,994	16,915,563	23,737,174

Operating expenses:
Selling, general and administrative	7,366,072	5,789,737	24,093,908	23,473,343
Research and development cost	356,820	580,533	1,601,613	1,342,154
Total operating expenses	7,722,892	6,370,270	25,695,521	24,815,497

Loss from operations	(2,906,818)	(1,553,276)	(8,779,958)	(1,078,323)

Other income and (expenses)
Interest expense	(252,920)	(92,064)	(765,030)	(369,801)
Interest income	212,293	532,336	1,217,850	1,655,883
Gain on foreign currency exchange transactions	(610,481)	1,642,910	6,748,038	4,327,590
Share of net loss from equity investment	(1,040,753)	(1,703,899)	(1,033,243)	(2,021,480)
Other income (expense)	(662,953)	(234,574)	(605,570)	(424,128)
Total other income (expenses)	(2,354,814)	144,709	5,562,045	3,168,064

Net income (loss) before income taxes	(5,261,632)	(1,408,567)	(3,217,913)	2,089,741
Income tax provision	(285,438)	(462,201)	(926,560)	(988,938)
Net income (loss)	(5,547,070)	(1,870,768)	(4,144,473)	1,100,803
Non-controlling interest	472,354	(296,672)	(1,099,275)	(1,951,959)
Net income (loss) attributable to NetSol	$(5,074,716)	$(2,167,440)	$(5,243,748)	$(851,156)

Net income (loss) per share:
Net income (loss) per common share
Basic	$(0.45)	$(0.19)	$(0.46)	$(0.08)
Diluted	$(0.45)	$(0.19)	$(0.46)	$(0.08)

Weighted average number of shares outstanding
Basic	11,308,571	11,252,539	11,279,966	11,250,219
Diluted	11,308,571	1,252,539	11,279,966	11,250,219

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Years
	Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(4,144,473)	$1,100,803
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,244,538	3,812,273
Provision for bad debts	1,702,744	23,388
Goodwill impairment	-	214,044
Impairment and share of net loss from investment under equity method	2,113,430	2,021,480
Loss on sale of assets	19,721	205,288
Stock based compensation	317,451	104,347
Changes in operating assets and liabilities:
Accounts receivable	(6,860,983)	(5,669,262)
Revenues in excess of billing	1,514,305	(1,273,693)
Other current assets	(131,108)	469,194
Accounts payable and accrued expenses	709,758	1,121,308
Unearned revenue	3,524,188	931,452
Net cash provided by operating activities	2,009,571	3,060,622

Cash flows from investing activities:
Purchases of property and equipment	(1,639,438)	(2,609,205)
Sales of property and equipment	240,207	349,058
Net cash used in investing activities	(1,399,231)	(2,260,147)

Cash flows from financing activities:
Purchase of treasury stock	-	(100,106)
Purchase of subsidiary treasury stock	(61,124)	(950,352)
Proceeds from bank loans	270,292	941,841
Payments on finance lease obligations and loans - net	(928,160)	(1,270,104)
Net cash used in financing activities	(718,992)	(1,378,721)
Effect of exchange rate changes	(8,321,891)	(9,163,111)
Net decrease in cash and cash equivalents	(8,430,543)	(9,741,357)
Cash and cash equivalents at beginning of the period	23,963,797	33,705,154
Cash and cash equivalents at end of period	$15,533,254	$23,963,797

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months		For the Years
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022

Net Income (loss) attributable to NetSol	$(5,074,716)	$(2,167,440)	$(5,243,748)	$(851,156)
Non-controlling interest	(472,354)	296,672	1,099,275	1,951,959
Income taxes	285,438	462,201	926,560	988,938
Depreciation and amortization	725,069	942,602	3,244,538	3,812,273
Interest expense	252,920	92,064	765,030	369,801
Interest (income)	(212,293)	(532,336)	(1,217,850)	(1,655,883)
EBITDA	$(4,495,936)	$(906,237)	$(426,195)	$4,615,932
Add back:
Non-cash stock-based compensation	118,892	26,122	317,451	104,347
Adjusted EBITDA, gross	$(4,377,044)	$(880,115)	$(108,744)	$4,720,279
Less non-controlling interest (a)	208,924	(520,736)	(2,154,850)	(2,903,457)
Adjusted EBITDA, net	$(4,168,120)	$(1,400,851)	$(2,263,594)	$1,816,822

Weighted Average number of shares outstanding
Basic	11,308,571	11,252,539	11,279,966	11,250,219
Diluted	11,308,571	11,252,539	11,279,966	11,250,219

Basic adjusted EBITDA	$(0.37)	$(0.12)	$(0.20)	$0.16
Diluted adjusted EBITDA	$(0.37)	$(0.12)	$(0.20)	$0.16

(a) The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$(472,354)	$296,672	$1,099,275	$1,951,959
Income Taxes	54,809	98,614	253,158	258,468
Depreciation and amortization	191,326	256,201	905,002	1,096,709
Interest expense	79,233	27,515	237,162	109,361
Interest (income)	(65,708)	(164,421)	(369,197)	(526,567)
EBITDA	$(212,694)	$514,581	$2,125,400	$2,889,930
Add back:
Non-cash stock-based compensation	3,770	6,155	29,450	13,527
Adjusted EBITDA of non-controlling interest	$(208,924)	$520,736	$2,154,850	$2,903,457